FORM OF

Schedule A

Trusts and Portfolios Covered by the Sub-Advisory Agreement, dated as of [_______], between

Fidelity Management & Research Company

and

FMR Investment Management (UK) Limited

Name of Trust	Name of Portfolio	Type of Fund	Effective Date	Annual Sub-Advisory Fee Rate (bp) 0.5 x (individual fund fee rate + group fee rate)
Fidelity Concord Street Trust	Fidelity Large Cap Stock K6 Fund	Equity	[_______]	0.5 x (30 bp + group fee rate)
Fidelity Concord Street Trust	Fidelity Small Cap Stock K6 Fund	Equity	[_______]	0.5 x (45 bp + group fee rate)
Fidelity Contrafund	Fidelity Contrafund K6	Equity	[_______]	0.5 x (30 bp + group fee rate)
Fidelity Devonshire Trust	Fidelity Mid Cap Value K6 Fund	Equity	[_______]	0.5 x (30 bp + group fee rate)
Fidelity Investment Trust	Fidelity Diversified International K6 Fund	Equity	[_______]	0.5 x (42.4 bp + group fee rate)
Fidelity Investment Trust	Fidelity International Capital Appreciation K6 Fund	Equity	[_______]	0.5 x (45 bp + group fee rate)
Fidelity Mt. Vernon Street Trust	Fidelity Growth Strategies K6 Fund	Equity	[_______]	0.5 x (30 bp + group fee rate)
Fidelity Puritan Trust	Fidelity Low-Priced Stock K6 Fund	Equity	[_______]	0.5 x (35 bp + group fee rate)
Fidelity Puritan Trust	Fidelity Value Discovery K6 Fund	Equity	[_______]	0.5 x (30 bp + group fee rate)
Fidelity Securities Fund	Fidelity Blue Chip Growth K6 Fund	Equity	[_______]	0.5 x (30 bp + group fee rate)
Fidelity Securities Fund	Fidelity Small Cap Growth K6 Fund	Equity	[_______]	0.5 x (45 bp + group fee rate)

Agreed and Accepted as of [_______]

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